UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2017 (January 24, 2017)

BOB EVANS FARMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Smith’s Mill Road New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement for the Sale of Bob Evans Restaurants Business

On January 24, 2017, Bob Evans Farms, Inc., a Delaware corporation (the “Company”), entered into an Asset and Membership Interest Purchase Agreement (the “Purchase Agreement”) with BER Acquisition, LLC, a Delaware limited liability company formed by affiliates of Golden Gate Capital (the “Buyer”). Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions, the Buyer has agreed to purchase and acquire the Company’s Bob Evans Restaurants business (the “Restaurants Business”) for an aggregate purchase price of $565.0 million in cash, subject to certain adjustments set forth in the Purchase Agreement (the “Transaction”). The Transaction will be effected by (i) the sale of the Restaurants Business assets by the Company’s affiliates to Buyer and (ii) the sale by the Company of fifty percent of the equity interests in a newly formed special purpose entity (the “IPCo”) that will hold specified intellectual property assets used by both the Restaurants Business and the Company’s BEF Foods food production business (the “BEF Foods Business”).

The Company’s Board of Directors has unanimously approved the Purchase Agreement and the transactions contemplated thereby, including the Transaction. The Buyer has obtained equity commitments for the full amount of the purchase price in the Transaction from an affiliate of Golden Gate Capital, and the obligations of the Buyer pursuant to the Purchase Agreement are not subject to any financing condition. The closing of the Transaction is anticipated to occur on or prior to April 28, 2017, subject to regulatory approvals and other closing conditions set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party, including, among others, covenants with respect to the Company’s operation of the Restaurants Business during the interim period between the execution of the Purchase Agreement and the consummation of the Transaction. The consummation of the Transaction is subject to customary closing conditions, including, but not limited to, (i) the early termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the absence of certain legal impediments to the consummation of the Transaction, (iii) the receipt of specified consents and approvals, (iv) the accuracy of the representations and warranties of the parties, subject to materiality exceptions, and (v) compliance by the parties with their respective obligations under the Purchase Agreement.

Both the Company and the Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to applicable limitations set forth in the Purchase Agreement. In connection with the Transaction, the Company and the Buyer (or one or more of their respective affiliates) also will enter into certain additional ancillary agreements, including (i) a transition services agreement pursuant to which both the Company and the Buyer will provide transition services to the other party at the provider’s cost for a period of 18 months following the closing; (ii) a five-year supply agreement pursuant to which the BEF Foods Business will continue to supply food products to the Restaurants Business following the closing; and (iii) intellectual property assignment, contribution and license agreements pursuant to which certain intellectual property rights of the Company and its affiliates will be transferred to the Buyer or contributed to the IPCo entity that will be jointly owned by affiliates of the Buyer and the Company and will license such intellectual property rights to the Buyer for use in the Restaurants Business and to the Company for use in the BEF Foods Business following the closing.

For a period of 35 days following the date of the Purchase Agreement (the “Go-Shop Period”), the Company and its affiliates and representatives may solicit proposals from, and negotiate with, third parties for a sale of the Restaurants Business in its entirety. The Buyer will have the right to match, within a limited time, any alternative transaction proposal received by the Company during the Go-Shop Period that the Board determines in good faith to constitute a superior proposal. At the end of the Go-Shop Period, the Company will cease such activities, and will be subject to “no-shop” restrictions on its ability to solicit or engage in discussions or negotiations with third parties regarding an alternative transaction proposal. The Purchase Agreement also contains certain termination rights for each of the Company and the Buyer subject to the conditions set forth in the Purchase Agreement. The Company will be obligated to pay to Buyer a termination fee of $15.0 million, plus reimbursement of Buyer’s transaction expenses up to $5.0 million, in the event that the Purchase Agreement is terminated in certain circumstances.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

Discontinued Operations

The Company will classify the Restaurants Business as held for sale beginning in the third quarter of fiscal 2017, and the results of the Restaurants Business will be presented as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarter ending January 27, 2017. As a result of the classification of the disposal group as held for sale, under the Financial Accounting Standards Board Accounting Standards Codification 360-10-35, long lived assets held for sale are measured at the lower of carrying amount or fair value less costs to sell. Upon the closing of the Transaction, the Company expects to record a gain on the sale, net of taxes.

Purchase Agreement for the Acquisition of Pineland Farms Potato Company, Inc.

On January 24, 2017, the Company’s subsidiary BEF Foods, Inc. (“BEF Foods”) entered into a Stock Purchase Agreement (the “PFPC Agreement”) with Pineland Farms Potato Company, Inc., a Maine corporation (“PFPC”), the stockholders of PFPC party thereto (collectively, the “Sellers”), and Libra Foundation, as the Sellers’ Representative, and, solely for the purposes of guaranteeing the payment and performance obligations of BEF Foods thereunder, the Company. Pursuant to the PFPC Agreement, subject to the satisfaction or waiver of certain conditions, BEF Foods has agreed to purchase and acquire from the Sellers all of the equity interests of PFPC outstanding immediately prior to the closing (the “Acquisition”), in exchange for (i) $115.0 million in cash, subject to certain adjustments set forth in the PFPC Agreement, and (ii) up to an additional $25.0 million in cash as potential earn-out consideration, the payment of which is subject to the achievement of certain operating EBITDA performance milestones over a consecutive twelve-month period during the 24 months following the closing.

The Company’s Board of Directors has unanimously approved the PFPC Agreement and the transactions contemplated thereby, including the Acquisition. The closing of the Acquisition is anticipated to occur on or about April 28, 2017, subject to regulatory approvals and other closing conditions set forth in the PFPC Agreement.

The PFPC Agreement contains customary representations, warranties and covenants by each party, including, among others, covenants with respect to the conduct of PFPC’s business during the interim period between the execution of the PFPC Agreement and the consummation of the Acquisition. The PFPC Agreement also contemplates that, prior to the closing of the Acquisition, all of the assets and liabilities of PFPC exclusively related to its cheese business will be distributed to the Sellers or one or more parties designated by the Sellers. The consummation of the Acquisition is subject to customary closing conditions, including, but not limited to, (i) the early termination or expiration of the applicable waiting period under the HSR Act, (ii) the absence of certain legal impediments to the consummation of the Acquisition, (iii) the accuracy of the representations and warranties of the parties, subject to materiality exceptions, and (iv) compliance by the parties with their respective obligations under the PFPC Agreement.

Both BEF Foods and the Sellers have agreed to indemnify the other party for losses arising from certain breaches of the PFPC Agreement and for certain other liabilities, subject to applicable limitations set forth in the PFPC Agreement. In connection with the Acquisition, BEF Foods will enter into, or cause PFPC to enter into, certain additional ancillary agreements, including a transition services agreement, an intellectual property license agreement, an escrow agreement, and an employment agreement with one of PFPC’s executive officers.

A copy of the PFPC Agreement is attached as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the PFPC Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the PFPC Agreement.

The Purchase Agreement and the PFPC Agreement (collectively, the “Agreements”) are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission and are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Agreements (i) were made solely for purposes of the Transaction or the Acquisition, as applicable, and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Agreements), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date(s) specified in the Agreements, and (v) may have been included in such Agreement(s) for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Agreements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On January 24, 2017, President and Chief Executive Officer Saed Mohseni notified the Company’s Board of Directors (the “Board”) that he intends to accept employment with the Buyer in connection with the consummation of the Transaction. Mr. Mohseni will resign from his position with the Company and as a member of the Board effective as of, and contingent upon, the closing of the Transaction. Mr. Mohseni’s employment agreement with the Company, dated November 14, 2015, will terminate concurrently with his resignation.

On January 24, 2017, the current President of BEF Foods, J. Michael Townsley, was appointed by the Board to serve as President and Chief Executive Officer of the Company effective as of, and contingent upon, the effectiveness of Mr. Mohseni’s resignation upon the consummation of the Transaction. In connection with Mr. Townsley’s promotion, the Board, acting on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), has approved the Company’s entry upon the closing of the Transaction into an employment agreement with Mr. Townsley, the material terms of which are described below. For information regarding Mr. Townsley’s business experience, please see his biographical information disclosed under the heading “Executive Officers of Bob Evans Farms, Inc.” in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2016, which biographical information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Townsley and any other persons pursuant to which Mr. Townsley was or is to be selected as an officer of the Company. There are no family relationships between Mr. Townsley and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no related person transactions involving the Company and Mr. Townsley.

Executive Employment Agreements

On January 24, 2017, upon the recommendation of the Compensation Committee, the Board approved employment agreements to be entered into with J. Michael Townsley, Mark E. Hood and Colin M. Daly in connection with, and contingent upon, the closing of the Transaction (collectively, the “Employment Agreements”). Pursuant to these agreements, Mr. Townsley will serve as the Company’s President and Chief Executive Officer, Mr. Hood will continue to serve in his current capacity as Chief Financial Officer and Chief Administrative Officer, and Mr. Daly will continue to serve in his current capacity as Executive Vice President, General Counsel and Corporate Secretary. In addition, Mr. Townsley’s Employment Agreement will require that the Company annually nominate him for election to the Company’s Board of Directors.

Each of the Employment Agreements has an initial five-year term and will be automatically extended unless either the Company or the applicable executive gives at least 90 days’ notice of non-extension. The Employment Agreements will provide for the following compensation:

•	Mr. Townsley will receive an annual base salary of $500,000 and an annual cash bonus with a target of 65% of his base salary;

•	Mr. Hood will continue to receive an annual base salary of $480,000 and an annual cash bonus with a target of 65% of his base salary; and

•	Mr. Daly will continue to receive an annual base salary of $325,000 and an annual cash bonus with a target of 60% of his base salary.

In addition, Messrs. Townsley, Hood and Daly will participate in the Company’s equity compensation plan at a target value of 80%, 75% and 50% of base salary, respectively. They also will be eligible to participate in the Company’s benefit plans and programs to the extent generally available to all employees.

Each of the Employment Agreements may be terminated with 14 days’ notice by the Company without any liability either for “Cause” or if the applicable executive terminates his employment without “Good Reason” (as such terms are defined in the Employment Agreements). If the Company terminates the Employment Agreement other than for Cause, if the executive terminates for “Good Reason,” or with respect to Messrs. Hood and Daly, if the executive voluntarily terminates his employment at least 30 months after the date of his Employment Agreement but before the end of the five-year initial term, then the Company will be required to pay such executive: (i) any base salary that is accrued but unpaid, (ii) any rights or benefits accrued under the Company’s plans, (iii) any prior year earned, but unpaid bonus, (iv) his base salary for a period of 24 months, (v) a pro-rated bonus for the then-current fiscal year based on the actual achievement of the applicable performance goals for such fiscal year (without pro-ration of such performance goals), and (vi) an amount equal to the Company’s estimated obligation for the cost of premiums, and related administrative fees, for group health (medical, dental and/or vision) for a period equal to 18 months, and an amount up to $25,000 for life insurance. If the executive dies during the term of his Employment Agreement, the Company is required to pay to his estate any base salary that is accrued but unpaid and any business expenses that are unreimbursed, all as of the date of termination of employment, and any vested rights and benefits provided under plans and programs of the Company in which he was participating immediately prior to his death, determined in accordance with the applicable terms and provisions of such plans and programs.

Messrs. Townsley, Hood and Daly will continue to be participants in the Company’s change in control and severance plan, which provides that in the event of a change in control (“CIC”), and the subsequent termination of the executive’s position within the 24 months, with respect to Mr. Townsley, or 12 months, with respect to Messrs. Hood and Daly, following the CIC, he would be entitled to receive the following: (i) payment of an amount equal to three times base salary and bonus amount for Mr. Townsley or two times base salary and bonus amount for Messrs. Hood and Daly; and (ii) continuation of life, medical, dental and/or vision programs in which the executive and his family were participating at the time of termination for a period of 18 months, or the cash equivalent to such benefits.

The Employment Agreements contain certain business protection provisions that will require the executive: (i) not to disclose confidential information or trade secrets of the Company; (ii) during the term of the Employment Agreement and for 24 months following termination of employment, neither hold any position with any “Competing Foods Business” (as defined in the Employment Agreements) nor solicit employees of the Company to leave their employment; and (iii) for two years following the closing date of the Transaction, not to hold any position with any “Competing Restaurant Business” (as defined in the Employment Agreements).

Accelerated Vesting of Outstanding Equity Awards

On January 24, 2017, the Compensation Committee of the Board of Directors approved (i) certain modifications to outstanding equity awards held by employees of the Company, including the Company’s named executive officers, and (ii) the treatment of such equity awards upon the completion of the Transaction. In accordance with the authority and power granted to the Compensation Committee under the terms of the Amended and Restated Bob Evans Farms, Inc. 2010 Equity and Cash Incentive Plan (the “Equity Plan”), the Compensation Committee determined to accelerate the vesting of all unvested restricted stock units (“RSUs”), restricted stock awards (“RSAs”) and market-based performance stock units (“PSUs”) then outstanding under the Equity Plan and that the performance criteria applicable to each PSU will be deemed satisfied, in each case contingent upon and effective as of the closing of the Transaction and delivery by the participant of a written agreement with the Company containing a general release of claims and certain restrictive covenants. The Compensation Committee’s decision applies to all of the Company’s outstanding RSUs, RSAs and PSUs that remain unvested.

Item 7.01.	Regulation FD Disclosure.

On January 24, 2017, the Company issued a press release announcing the execution of the Purchase Agreement and the PFPC Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release attached hereto, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the Transaction and the Acquisition. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset and Membership Interest Purchase Agreement, dated as of January 24, 2017, by and between Bob Evans Farms, Inc. and BER Acquisition, LLC.*

2.2	Stock Purchase Agreement, dated as of January 24, 2017, by and among BEF Foods, Inc., Pineland Farms Potato Company, Inc., the selling stockholders party thereto, Libra Foundation, in its capacity as the Sellers’ Representative, and Bob Evans Farms, Inc.*

99.1	Press Release issued by Bob Evans Farms, Inc., dated January 24, 2017.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: January 24, 2017	By:	/s/ Colin M. Daly
Colin M. Daly
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset and Membership Interest Purchase Agreement, dated as of January 24, 2017, by and between Bob Evans Farms, Inc. and BER Acquisition, LLC.*

2.2	Stock Purchase Agreement, dated as of January 24, 2017, by and among BEF Foods, Inc., Pineland Farms Potato Company, Inc., the selling stockholders party thereto, Libra Foundation, in its capacity as the Sellers’ Representative, and Bob Evans Farms, Inc.*

99.1	Press Release issued by Bob Evans Farms, Inc., dated January 24, 2017.

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon request.